Exhibit 99.1
Insteel Industries, Inc.
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer
and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020
INSTEEL INDUSTRIES ANNOUNCES CONSOLIDATION OF TEXAS FACILITIES
MOUNT AIRY, N.C., December 8, 2010 — Insteel Industries, Inc. (NasdaqGS: IIIN) today announced that it was closing its leased facility in Houston, Texas and moving the manufacturing to its Dayton, Texas plant. The production equipment at the Houston facility was acquired in connection with Insteel’s recent purchase of certain of the assets of Ivy Steel & Wire, Inc. (“Ivy”).
The consolidation of the plants is expected to result in the elimination of 67 positions at the Houston facility and the addition of 19 positions at the Dayton plant, which will be offered to the Houston employees, for a net reduction of 48 positions. It is anticipated that operations at the Houston facility will cease by the end of February 2011 and the equipment will be redeployed to other Insteel locations.
“Considering the ongoing weakness in our markets and reduced utilization levels at both Texas facilities, we believe these actions are essential to reducing our operating costs and strengthening our competitive position,” said H.O. Woltz III, Insteel’s president and chief executive officer. “We do not take the decision to close a facility lightly and are committed to making the transition as smooth as possible for the employees who are impacted.”
About Insteel
Insteel is one of the nation’s largest manufacturers of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets PC strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh (“ESM”) and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates eleven manufacturing facilities located in the United States.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “may,” “should” and similar expressions are intended to identify forward-looking statements. Although Insteel believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and Insteel can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in Insteel’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended October 2, 2010. You should carefully review these risks and uncertainties.
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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

All forward-looking statements attributable to Insteel or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and Insteel does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
It is not possible to anticipate and list all risks and uncertainties that may affect Insteel’s future operations or financial performance; however, they include, but are not limited to, the following: potential difficulties that may be encountered in integrating the acquisition of certain assets of Ivy into Insteel’s existing business; potential difficulties in realizing synergies, including reduced operating costs, with respect to Insteel’s acquisition of certain assets of Ivy and the cessation of operations at the Houston, Texas facility; competitive and customer responses to Insteel’s expanded business; general economic and competitive conditions in the markets in which Insteel operates; credit market conditions and the relative availability of financing to Insteel, its customers and the construction industry as a whole; the continuation of reduced spending for nonresidential construction, particularly commercial construction, and the impact on demand for Insteel’s products; the timing of the resolution of a new multi-year federal transportation funding authorization and the magnitude of the infrastructure-related funding provided for that requires the use of Insteel’s products; the severity and duration of the downturn in residential construction and the impact on those portions of Insteel’s business that are correlated with the housing sector; the cyclical nature of the steel and building material industries; fluctuations in the cost and availability of Insteel’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; competitive pricing pressures and Insteel’s ability to raise selling prices in order to recover increases in wire rod costs; changes in U.S. or foreign trade policy affecting imports or exports of steel wire rod or Insteel’s products; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on Insteel’s unit manufacturing costs; Insteel’s ability to further develop the market for engineered structural mesh (“ESM”) and expand its shipments of ESM; legal, environmental, economic or regulatory developments that significantly impact Insteel’s operating costs; unanticipated plant outages, equipment failures or labor difficulties; continued escalation in certain of Insteel’s operating costs; and the other risks and uncertainties discussed in Insteel’s Annual Report on Form 10-K for the year ended October 2, 2010 and in other filings made by Insteel with the SEC.
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Insteel Industries, Inc.